CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 526 to Registration Statement No. 33-26305 on Form N-1A of our reports dated November 25, 2015, relating to the financial statements and financial highlights of BlackRock Global Opportunities Portfolio, BlackRock Health Sciences Opportunities Portfolio, BlackRock International Opportunities Portfolio, BlackRock Science & Technology Opportunities Portfolio and BlackRock U.S. Opportunities Portfolio, each a series of the BlackRock Funds, appearing in the Annual Reports on Form N-CSR of BlackRock Funds for the year ended September 30, 2015, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche

Philadelphia, Pennsylvania

January 26, 2016